UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective December 17, 2008, the Board of Directors of Kindred Healthcare, Inc. (the “Company”) appointed Jonathan D. Blum and Joel Ackerman as directors of the Company. Mr. Blum will serve on the Company’s Compliance and Quality Committee and Mr. Ackerman will serve on the Audit Committee.

Mr. Blum (age 50) serves as Senior Vice President – Public Affairs for Yum! Brands, Inc., the world’s largest restaurant company. Mr. Blum received his undergraduate degree from George Washington University and his J.D. degree from Western New England College, School of Law.

Mr. Ackerman (age 43), recently resigned from Warburg Pincus LLC, where he served as a Managing Director and head of the Health Services Group since 1999. Mr. Ackerman received his undergraduate degree from Columbia University and his masters degree from Harvard University. He currently serves on the Board of Directors of Coventry Health Care, Inc., a national managed healthcare company, and Medical Staffing Network Holdings, Inc., a leading diversified temporary healthcare staffing company.

Mr. Blum and Mr. Ackerman will each participate in the Company’s 2001 Equity Plan for Non-Employee Directors (Amended and Restated) (the “Plan”). Upon their appointment to the Company’s Board of Directors, Mr. Blum and Mr. Ackerman each received a grant under the Plan of 15,000 stock options which vest equally over a four year period. A copy of the Plan is filed as Exhibit 10.6 to the Company’s Form 10-Q for the quarterly period ended September 30, 2008 (Comm. File No. 001-14057).

The Company also entered into an indemnification agreement with each of Mr. Blum and Mr. Ackerman in connection with their appointment to the Board of Directors. A copy of the Form of Indemnification Agreement is filed as Exhibit 10.21 to the Company’s Form 10-K for the year ended December 31, 2001 (Comm. File No. 001-14057).

A copy of the press release issued by the Company related to the appointment of Mr. Blum and Mr. Ackerman to the Company’s Board of Directors is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 17, 2008, the Board of Directors of the Company amended and restated the Bylaws of the Company to increase the number of members of the Board of Directors from eight to ten.

A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on December 17, 2008 that is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01.

(d)	Exhibits

Exhibit 3.1	Amended and Restated Bylaws of the Company.

Exhibit 99.1	Press release dated December 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 18, 2008	By:	/s/ Richard A. Lechleiter
Richard A. Lechleiter
Executive Vice President and Chief Financial Officer